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                                                                    EXHIBIT 99.1


CONTACTS FOR ART:         CONTACTS FOR QWEST:
MEDIA:                    MEDIA
Jeanne Snell              Tyler Gronbach
(303) 771-1666            (303) 992-2155
snellPR@worldnet.att.net  tyler.gronbach@qwest.com

INVESTORS:                INVESTORS:
Bob McCambridge           Lee Wolfe
(425) 688-8700            (800) 567-7296
bobm@artelecom.com        IR@qwest.com


                QWEST COMMUNICATIONS AND INVESTOR GROUP COMMIT
             $251 MILLION TO ADVANCED RADIO TELECOM TO EXPAND ITS
                     HIGH-SPEED LOCAL WIRELESS NETWORK

    QWEST TO ACQUIRE 19 PERCENT INTEREST IN ART AND TAKE NEXT STEP IN LOCAL
      BROADBAND ACCESS PLANS; INVESTMENT ACCELERATES ART'S BROADBAND IP
                              NETWORK DEPLOYMENT


JUNE 1, 1999---Qwest Communications International Inc. (Nasdaq: QWST), the Internet communications company, Advanced Radio Telecom (ART) Corp. (Nasdaq:
ARTT) and a group of high-tech investment funds today announced that they have signed a definitive agreement for a $251 million equity investment that will expedite the deployment of ART's high-speed wireless network. For Qwest, the announcement illustrates the company's aggressive, evolving plans to grow its local broadband connectivity options and deliver end-to-end, next-generation communications services to customers.

Qwest will invest $90 million for a 19 percent stake in ART to help support the construction of ART's fixed wireless networks. The other investors include syndicate leader Oak Investment Partners, $40 million; MeriTech Capital Partners, $25 million; Advent International, $20 million; Columbia Capital, $20 million; Accel Partners, $15 million; Brentwood Venture Capital, $15 million; Worldview Technology Partners, $15 million; Bessemer Venture Partners, $8 million; and Adams Capital Management, $3 million.

Qwest and ART have agreed to integrate ART's local broadband wireless networks with Qwest's Internet Protocol(IP)-based fiber-optic network. ART will provide Qwest broadband local wireless capacity, and Qwest will be ART's exclusive provider of network backbone. The two companies will also co-locate equipment and coordinate joint marketing initiatives to businesses. ART currently offers commercial wireless Internet services to businesses in the Seattle, Portland, Ore., and Phoenix metropolitan areas.
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With the equity capital infusion, ART will be able to significantly accelerate the implementation and evolution of its business plan. The company plans to build broadband wireless high-speed metropolitan area networks in 40 of the top 50 markets in the United States over the next two years. ART's 38GHz spectrum licenses and high-speed data communications infrastructure combined with Qwest's reliable, scalable 18,500-mile network in the United States, will be able to deliver broadband network applications and services to more than 50 percent of businesses in the U.S.

The investors will advance $50 million through a short-term senior note, which will be retired at closing in exchange for equity. The companies anticipate closing the transaction in the third quarter of 1999 subject to ART shareholder approval, Hart-Scott-Rodino approval, consents to certain material amendments and other customary conditions. Each investor will acquire preferred stock convertible into ART common stock. The preferred shares will be purchased at $80 per share and will be convertible on a 10-to-one basis. The investors' combined voting interest, with respect to the new investment, is limited to 45 percent of ART's outstanding voting securities.

"Our investment in ART will provide Qwest with another high-end, last-mile broadband access solution to support the use of Internet applications and services by our customers," said Joseph P. Nacchio, Qwest chairman and CEO. "The ART wireless technology is an outstanding addition to the fiber-optic cable we are placing in 19 cities to directly connect business customers to our Internet-protocol network."

Qwest also has made investments and plans to offer digital subscriber lines in a number of key U.S. markets later this year.

"This is a `grand slam' for all the companies involved, as well as the ART shareholders," said Henry "Harry" C. Hirsch, ART chairman and CEO. "With a strong equity capital base, a very sophisticated group of investors in information technology and communications, and Qwest as our strategic investor and partner, we can now implement our vision of satisfying the exponentially growing business demand for end-to-end broadband IP communications services. Qwest is an outstanding partner for ART because of its leadership in Internet communications and the compatibility of its state-of-the-art data network with ours."

Representatives of Qwest Communications and Oak Investment Partners will join ART's board of directors following the closing.
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ABOUT THE COMPANIES

Qwest Communications International Inc. (Nasdaq: QWST) is a leader in reliable and secure broadband Internet-based data, voice and image communications for businesses and consumers. Headquartered in Denver, Qwest has more than 8,500 employees working in North America, Europe and Mexico. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking, will span more than 18,500 route miles in the United States when it is completed by mid-1999, and an additional 315-mile network route that will be completed by the end of the year. In addition, Qwest and KPN, the Dutch telecommunications company, have formed a venture to build and operate a high-capacity European fiber optic, Internet Protocol-based network that has 2,100 miles and will span 9,100 miles when it is completed in 2001. Qwest also has nearly completed a 1,400-mile network in Mexico. For more information, please visit the Qwest web site at www.qwest.com.
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Advanced Radio Telecom is a facilities-based, broadband ISP providing a direct connection between the customer premises and the Internet. ART owns and operates metropolitan area networks in Seattle, Portland and Phoenix using fixed wireless and fiber optic technologies. ART owns or manages 38GHz spectrum licenses in more than 210 markets in the United States, including 49 of the top 50 and 90 of the top 100 markets. ART also owns 26GHz and/or 38GHz spectrum licenses in several European countries. ART offers a full range of Internet services including dedicated Internet access at speeds up to 10Mbps, e-mail, web hosting and web design, domain name server (DNS) registration, IP Fax and more. For more information, please visit ART's web site at www.art-net.net.

Oak Investment Partners is a private partnership that focuses on financing emerging leaders in the information technology and e-commerce areas. Oak was founded in 1978 and has since organized eight partnerships with total commitments of over $1.6 Billion. Examples of past investment successes include companies such as: Exodus, Inktomi, Parametric, Polycom, Synopsys, and Wellfleet. Oak's focus in the wireless communications area includes investments in Metawave Communications, Airspan, Triton and Wireless Facilities Inc. For more information, please visit Oak's web site at www.oakinv.com.

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest and ART with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including failure to consummate the transaction, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, Qwest's failure to complete the network on schedule and on budget, ART's ability to implement its network, financial risk management and future growth subject to risks, ability to achieve Year 2000 compliance, competition and customer demand, ART's ability to meet capital requirements and other financial risks, and adverse changes in the regulatory or legislative environment. Qwest and ART undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

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